RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [, 2016] (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

Cornerstone Strategic Value Fund, Inc.

Incorporated under the laws of the State of New York

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Cornerstone Strategic Value Fund, Inc.

Estimated Subscription Price $[ ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [, 2016], UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.001 per share, of Cornerstone Strategic Value Fund, Inc., a New York corporation, at an estimated subscription price (the "Estimated Subscription Price") of $[ ] per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Cornerstone Strategic Value Fund, Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus (the "Additional Subscription Privilege"). In addition, the Fund may issue additional shares up to 100% of the shares available in the Rights Offering to honor Additional Subscription Privilege requests. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of Cornerstone Strategic Value Fund, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Cornerstone Strategic Value Fund, Inc. and the signatures of its duly authorized officers.

Dated: August 5, 2016

/S/ Ralph W. Bradshaw
President

/S/ Gary A. Bentz
Secretary and Assistant Treasury

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.)
TRANSFER AGENT
AND REGISTRAR

By:

AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand:	If delivering by mail or overnight courier:
American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ____________ shares x $________ = $____________
(no. of new shares) (estimated subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to 100% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I apply for ____________ shares x $22.51 = $____________
(no. of new shares) (estimated subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $______________

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent."

☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Cornerstone Strategic Value Fund, Inc., with reference to the rights holder's name.

IMPORTANT: In the event that the Estimated Subscription Price is more than the Subscription Price on the Expiration Date, any resulting excess amount paid by you towards the purchase of Shares in this Rights Offering will be applied by the Fund towards the purchase of additional Shares under the Basic Subscription Privilege or, if you have exercised all of the Rights initially issued to you under the Basic Subscription Privilege, towards the purchase of an additional number of Shares pursuant to the Additional Subscription Privilege. If you desire that such excess not be treated by the Fund as a request to acquire additional Shares in the Rights Offering, and that such excess be refunded to you, you must place an "X" in the box at the end of this sentence: ☐

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

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FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company's outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering after giving effect to the Backstop Commitment, as described in the Prospectus) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company's outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company's Common Stock (with respect to (1) or (2), any such excess shares, the "Excess Shares"). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $22.51 per share estimated subscription price and the closing price of the Company's Common Stock on the NYSE MKT on the trading day immediately prior to the date on which notice is sent to the holder of the Company's intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s): ______________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: ______________________________
(Name of Bank or Firm)

By: ______________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF CORNERSTONE STRATEGIC VALUE FUND, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (800) 581-4001.